Exhibit 99.1

IAC Announces Agreements to Sell Shares relating to Match Group in Connection with Separation of Match Group and IAC

NEW YORK, NEW YORK JUNE 9, 2020—IAC (NASDAQ: IAC) today announced that it has entered into agreements with a number of third-party investors for the sale of shares of Class M common stock of IAC in a registered direct placement. The shares are being sold in connection with the pending separation (the “Separation”) of IAC and Match Group, Inc. (“Match”). If the Separation is completed, upon closing of the Separation, the Class M common stock will be re-named “common stock” of post-Separation Match, and there will be a single class of “one share, one vote” common stock of Match following the transaction.

The terms of the proposed Separation are set forth in the Transaction Agreement, dated as of December 19, 2019 (as amended, the “Transaction Agreement”), by and among IAC, Match, IAC Holdings, Inc. (“New IAC”), and Valentine Merger Sub LLC. If the Separation is consummated, IAC will be renamed “Match Group, Inc.” (“New Match”) and will own the businesses of Match and certain IAC financing subsidiaries, and New IAC will be renamed “IAC/InterActiveCorp” and will own IAC’s other businesses. The completion of the Separation is subject to the satisfaction or waiver of certain conditions contained in the Transaction Agreement, including the receipt of the requisite approvals from the stockholders of IAC and Match at meetings currently scheduled to be held on June 25, 2020.

If the Separation is completed, pre-closing shareholders of IAC and Match will also be issued shares of Class M common stock of IAC.

The agreements with third-party investors announced today provide for the sale of approximately 17 million shares of Class M common stock at a price of $82.00 per share – the equivalent of $85.00 per share, adjusted for the $3.00 per share merger consideration payable to Match shareholders in the Separation transaction (to which the purchasers of the Class M shares will not be entitled). The sales are conditioned upon the consummation of the Separation. If the sales have not been consummated by July 10, 2020, IAC or any investor may terminate the purchase agreements.

The transaction is expected to result in proceeds of approximately $1.4 billion. Pursuant to the Transaction Agreement, the proceeds will be transferred to New IAC. The number of Class M shares that will be received by IAC stockholders in the Separation will be reduced by the number of shares sold in the offering described above; accordingly, the number of outstanding shares of New Match will not increase as a result of the offering.

J.P. Morgan Securities LLC and Allen & Company LLC are serving as placement agents to IAC and are represented by Skadden, Arps, Slate, Meagher & Flom LLP. Wachtell, Lipton, Rosen & Katz is acting as counsel to IAC.

The offering is being made pursuant to an effective shelf registration statement, including a prospectus, filed by IAC with the Securities and Exchange Commission (“SEC”), and the documents incorporated by reference therein, each filed by IAC and Match with the SEC. These documents may be obtained for free by visiting the SEC’s website at http://www.sec.gov.

No Offer or Solicitation / Additional Information and Where to Find It

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

This communication is being made in respect of a proposed transaction involving IAC, New IAC and Match. In connection with the proposed transaction, on April 28, 2020, IAC and New IAC filed with the Securities and Exchange Commission (the “SEC”) an amendment to the joint registration statement on Form S-4 filed on February 13, 2020 (the “Form S-4”) that includes a joint proxy statement of IAC and Match. The Form S-4 was declared effective by the SEC on April 30, 2020, and IAC and Match commenced mailing the joint proxy statement/prospectus to stockholders of IAC and stockholders of Match on or about May 4, 2020. Each party will file other documents regarding the proposed transaction with the SEC. IAC, New IAC and Match may file one or more other documents with the SEC. This communication is not a substitute for the joint proxy statement/prospectus or any other document that may be filed with the SEC in connection with the proposed transaction.

INVESTORS AND SECURITY HOLDERS OF IAC AND MATCH ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by IAC (when they become available) may be obtained free of charge on IAC’s website at www.iac.com. Copies of documents filed with the SEC by Match (when they become available) may also be obtained free of charge on Match’s website at www.mtch.com.

Participants in the Solicitation

IAC and Match and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from their respective shareholders in favor of the proposed transaction under the rules of the SEC. Information about IAC’s directors and executive officers is available in IAC’s Annual Report on Form 10-K for the year ended December 31, 2019, as amended by IAC’s Form 10-K/A filed with the SEC on April 29, 2020, and the joint proxy statement/prospectus. Information about Match’s directors and executive officers is available in Match’s Annual Report on Form 10-K for the year ended December 31, 2019, as amended by Match’s Form 10-K/A filed with the SEC on April 29, 2020. Additional information regarding participants in the proxy solicitations and a description of their direct and indirect interests are included in the joint proxy statement/prospectus and other relevant documents to be filed with the SEC regarding the transaction when they become available.

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Forward-Looking Statements

Certain statements and information in this communication may be deemed to be “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to IAC’s and Match’s anticipated financial performance, objectives, plans and strategies, and all statements (other than statements of historical facts) that address activities, events or developments that IAC and Match intend, expect, project, believe or anticipate will or may occur in the future. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by IAC’s and Match’s management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate. IAC and Match undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise. Forward-looking statements are not guarantees of future performance. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: risks and uncertainties discussed in the joint proxy statement/prospectus and other reports that IAC and Match have filed with the SEC; competition; Match’s ability to maintain user rates on its higher-monetizing dating products; the companies’ ability to attract users to their products and services through cost-effective marketing and related efforts; changes in the companies’ relationship with (or policies implemented by) Google; foreign currency exchange rate fluctuations; the companies’ ability to distribute their products through third parties and offset related fees; the integrity and scalability of the companies’ systems and infrastructure (and those of third parties) and the companies’ ability to adapt their systems and infrastructure to changes in a timely and cost-effective manner; the companies’ ability to protect their systems from cyberattacks and to protect personal and confidential user information; risks relating to certain of the companies’ international operations and acquisitions; the impact of the outbreak of the COVID-19 coronavirus, or any subsequent or similar epidemic or pandemic; the risks inherent in separating Match from IAC, including uncertainties related to, among other things, the costs and expected benefits of the proposed transaction, the calculation of, and factors that may impact the calculation of, the exchange ratio at which shares of IAC capital stock will be converted into the right to receive new shares of the post-separation Match Group in connection with the transaction, the expected timing of the transaction or whether it will be completed, whether the conditions to the transaction can be satisfied or any event, change or other circumstance occurs that could give rise to the termination of the transaction agreement (including the failure to receive any required approvals from the stockholders of IAC and Match or any required regulatory approvals), any litigation arising out of or relating to the proposed transaction, the expected tax treatment of the transaction, and the impact of the transaction on the businesses of IAC and Match; and other circumstances beyond IAC’s and Match’s control. You should not place undue reliance on these forward-looking statements. For more details on factors that could affect these expectations, please see IAC’s and Match’s filings with the SEC, including the joint proxy statement/prospectus.

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About IAC

IAC (NASDAQ: IAC) builds companies. We are guided by curiosity, a questioning of the status quo, and a desire to invent or acquire new products and brands. From the single seed that started as IAC over two decades ago have emerged 10 public companies and generations of exceptional leaders. We will always evolve, but our basic principles of financially- disciplined opportunism will never change. IAC today operates Vimeo, Dotdash and Care.com, among many others, and has majority ownership of both Match Group, which includes Tinder, Match, PlentyOfFish, OkCupid and Hinge, and ANGI Homeservices, which includes HomeAdvisor, Angie's List and Handy. The Company is headquartered in New York City and has business operations and satellite offices worldwide.

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Mark Schneider

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